Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268794 on Form S-8 of our report dated June 29, 2026, appearing in this Annual Report on Form 11-K of the L3Harris Retirement Savings Plan for the year ended December 31, 2025.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Bethesda, Maryland
June 29, 2026